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EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-79916 and No. 33-80653) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-3328 and No. 33-76186LA) of Electronic Designs, Inc. of our report dated October 30, 1997, except as to the last paragraph of Note 15, which is as of December 5, 1997, appearing on page F-1 of this Form 10-KSB.



PRICE WATERHOUSE LLP

Boston, Massachusetts
December 19, 1997

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